Exhibit 10.12

FIRST AMENDMENT TO MANAGEMENT AGREEMENT

This First Amendment to Management Agreement (this “Amendment”), is made as of July 12, 2018, by and among KAMD Holdings, Inc., a Delaware corporation (“Parent”), KAMD Buyer, Inc., a Delaware corporation (“Buyer”), Amendia, Inc., a Georgia corporation (”Amendia”) and Kohlberg & Co., L.L.C., a Delaware limited liability company (“Kohlberg”). Capitalized terms used but not defined herein have the definitions ascribed to them in that certain Management Agreement, dated as of April 29, 2016 (the “Management Agreement”), by and among Parent, Buyer, KAMD Merger Sub, Inc. a Georgia corporation (“Merger Sub”), and Kohlberg.

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of March 13, 2016, by and among Parent, Buyer, Amendia and Merger Sub, Merger Sub was merged with and into Amendia, with Amendia surviving as a wholly-owned subsidiary of Buyer; and

WHEREAS, the parties hereto desire to amend certain terms of the Management Agreement pursuant to Section 12 of the Management Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

SECTION 1.    Section 2(d) of the Management Agreement shall be deleted in its entirety and replaced with the following:

“No Management Fee may be paid if on the date scheduled for such payment an Event of Default has occurred and is continuing under (i) Section 7.1(a) (other than a Specified Default (as defined in the First Lien Credit Agreement) or a Current Default (as defined in the Second Lien Credit Agreement)), (f) or (g) of either Credit Agreement or would arise as a result of such payment or (ii) any other provision of Section 7.1 of either Credit Agreement, unless, in the case of clause (ii), the Fixed Charge Coverage Ratio set forth in Section 5.7 of the relevant Credit Agreement is satisfied, until such Fixed Charge Coverage Ratio test is met or such Event of Default has been cured or waived in writing by the Required Lenders (as defined in the First Lien Credit Agreement) or the Required Purchasers (as defined in the Second Lien Credit Agreement), as applicable, or the Agent (as defined in each of the Credit Agreements) with consent of the Required Lenders or the Required Purchasers, as applicable; provided, that any Management Fee not paid shall continue to accrue while deferred and may be paid if any such Event of Default is subsequently cured or waived; provided, however, that, following any such Event of Default, subject to the other restrictions and limitations set forth in this paragraph, no Management Fee shall be paid unless and until Kohlberg has elected in writing to receive payment of any further Management Fees; provided, further that (x) no Management Fee may be paid or shall accrue during the period beginning on April 1, 2018 and ending on the expiration of the First Amendment Period (as defined in the First Lien Credit Agreement) or the Second Amendment Period (as defined in the Second Lien Credit Agreement) (the “Suspension Period”) and following expiration of the Suspension Period, no Management Fee shall be paid or shall accrue, subject to the other restrictions in this paragraph, unless and until Kohlberg has elected in writing to receive payment of any further Management Fees; and (y) no Subsequent Fee may be paid or shall accrue during the First Amendment Period (as defined in the First Lien Credit Agreement) or the Second Amendment Period (as defined in the Second Lien Credit Agreement) other than payments which are made with proceeds of any cash equity contribution to Amendia (funded with proceeds of common equity (other than Disqualified Stock (as defined in either Credit Agreement) or equity issued in connection with a Specified Equity Contribution (as defined in either Credit Agreement)) issued by Parent or Amendia or other equity issued by Parent or Amendia having terms reasonably acceptable to the Required Lenders (as defined in each Credit Agreement) or Agent (as defined in each Credit Agreement)) by Parent or any other equity holder of Amendia substantially simultaneously with the making of such payment.”

SECTION 2.    For the avoidance of doubt, all other sections, paragraphs, provisions and clauses in the Management Agreement not expressly modified above remain in full force and effect as originally written.

SECTION 3.    Section 8, Section 13, Section 14, Section 15, and Section 16 of the Management Agreement are hereby incorporated herein in their entirety, mutatis mutandis.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first written above.

KAMD HOLDINGS, INC.

By:	/s/ Christopher Anderson
Name: Christopher Anderson
Title: Vice President

KAMD BUYER, INC.

By:	/s/ Christopher Anderson
Name: Christopher Anderson
Title: President

AMENDIA, INC.

By:	/s/ Christopher Anderson
Name: Christopher Anderson
Title: Vice President

KOHLBERG & CO., L.L.C.

By:	/s/ Shant Mardirossian
Name: Shant Mardirossian
Title: Partner and Chief Operating Officer

[Signature Page to Management Agreement]